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                                   EXHIBIT 21

                       SUBSIDIARIES OF CHEMED CORPORATION

     The following is a list of subsidiaries of the Company as of December 31, 1999. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name. The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as at December 31, 1999.

     All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 1999.

     ACD, Inc. (Florida, 100% by Starburst, Inc.)
     AJJ, Inc. (Florida, 100% by Starburst, Inc.)
     ARR, Enterprises, Inc. (Texas, 100% by Starburst, Inc.)
     Cadre Computer Resources, Inc. (Delaware, 100%)
     Caring Companions, Inc. (Illinois, 100% by Patient Care, Inc.
     Catons' Plumbing, Heating & Air Conditioning, Inc. (Maryland, 100%) by Roto-Rooter Services Company)
     Complete Plumbing Services, Inc. (New York, 49% by Roto-Rooter
     Services Company; included within the consolidated financial statements as a consolidated subsidiary)
     Consolidated HVAC, Inc. (Ohio, 100% by Roto-Rooter Services Company) Dell Healthcare, Inc. (Illinois, 100% by Patient Care, Inc.)
     Elder Care Solutions, Inc. (Kentucky, 100% by Patient Care, Inc.)
     Jet Resource, Inc. (Delaware, 100%)
     Medical Personnel Services, Inc. (Maryland, 100% by Patient Care, Inc.) National Home Care, Inc. (New York, 100% by Patient Care, Inc.)
     Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter Services Company)
     Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services
     Company)
     OCR Holding Company (Nevada, 100%)
     OCR Michigan, Inc. (Delaware, 100% by OCR Holding Company)
     Patient Care, Inc. (Delaware, 100%)
     Patient Care Medical Services, Inc. (New Jersey, 100% by Patient
     Care, Inc.)
     Patient Care Medical Services, Inc. (Ohio, 100% by Patient
     Care, Inc.)
     Priority Care, Inc. (Connecticut, 100% by Patient Care, Inc.) Roto-Rooter Canada, Ltd. (British Columbia, 100% by Roto-Rooter Services Company)
     Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter, Inc.)
     Roto-Rooter Development Company (Delaware, 100% by Roto-Rooter
     Corporation)
     Roto-Rooter, Inc. (Delaware, 100%)
     Roto-Rooter Management Company (Delaware, 100% by Roto-Rooter, Inc.) Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter, Inc.)
     RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)
     R.R. UK, Inc. (Delaware, 100% by Roto-Rooter, Inc.)
     Service America Network, Inc. (Florida, 100% by Service America Systems, Inc.)
     Service America Systems, Inc. (Florida, 100% by Chemed Corporation) Starburst, Inc. (Texas, 100% by Roto-Rooter Services Company)
     Sure-Flow, Inc. (California, 100% by Roto-Rooter Services Company)